Exhibit 99.2

News Release

2012-11

Contact

Dianne VanBeber

Vice President, Investor Relations and Communications

dianne.vanbeber@intelsat.com

+1 202 944 7406

Intelsat Announces Amendments to the Tender Offer for

Certain Notes of Intelsat Jackson Holdings S.A.

Luxembourg, 12 April 2012

Intelsat S.A., the world’s leading provider of satellite services, today announced that its subsidiary, Intelsat Jackson Holdings S.A. (“Intelsat Jackson”), is amending the terms of its previously announced tender offer for its 9  1/2% Senior Notes due 2016 (the “9  1/2% Notes”). Intelsat Jackson is now offering to purchase for cash (the “9  1/2% Offer”) any and all of its $701,913,000 outstanding 9  1/2% Notes. Except as set forth above, the terms of the 9  1/2% Offer remain unchanged. The terms of Intelsat Jackson’s previously announced tender offer (the “11  1/4% Offer” and together with the 9  1/2% Offer, the “Tender Offers”) for its 11  1/4% Senior Notes due 2016 remain unchanged.

Intelsat Jackson has retained Goldman, Sachs & Co. to act as the dealer manager (the “Dealer Manager”) for each of the Tender Offers. Global Bondholder Services Corporation will act as the Information Agent and the Depositary for each of the Tender Offers. Questions regarding either of the Tender Offers should be directed to Goldman, Sachs & Co. at (800) 828-3182 (toll-free) or (212) 357-0345 (collect). Requests for documentation should be directed to Global Bondholder Services Corporation at (866) 470-3900 (toll-free) or (212) 430-3774 (collect).

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase with respect to any notes. Each Tender Offer is being made solely pursuant to an Offer to Purchase and related documents. The Tender Offers are not being made to holders of notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offers to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of Intelsat Jackson by the Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Intelsat

Intelsat is the leading provider of satellite services worldwide. For over 45 years, Intelsat has been delivering information and entertainment for many of the world’s leading media and network companies, multinational corporations, Internet Service Providers and governmental agencies. Intelsat’s satellite, teleport and fiber infrastructure is unmatched in the industry, setting the standard for transmissions of video, data and voice services. From the globalization of content and the proliferation of HD, to the expansion of cellular networks and broadband access, with Intelsat, advanced communications anywhere in the world are closer, by far.

Intelsat Safe Harbor Statement

Some of the statements in this news release constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. The forward-looking statements made in this release reflect Intelsat’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside of Intelsat’s control. Known risks include, among others, the risks included in Intelsat’s annual report on Form 10-K for the year ended December 31, 2011 and its other filings with the U.S. Securities and Exchange Commission, the political, economic and legal conditions in the markets we are targeting for communications services or in which we operate and other risks and uncertainties inherent in the telecommunications business in general and the satellite communications business in particular. Because actual results could differ materially from Intelsat’s intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this news release with caution. Intelsat does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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